UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2007

Date of Report (Date of earliest event reported)

RIVAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49900 (Commission File Number)	43-2114971 (IRS Employer Identification No.)
3155 East Patrick Lane, Suite 1, Las Vegas, Nevada (Address of principal executive offices)		89120 (Zip Code)

Registrant’s telephone number, including area code:  (866) 694-2803

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

In this report references to “Rival,” “Rival Technologies,” “we,” “us,” and “our” refer to Rival Technologies, Inc.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 29, 2007, Rival Technologies, Inc.’s board of directors approved the dismissal of Dohan and Company, CPA’s, P.A. (“Dohan and Company”) as our independent registered public accounting firm.  Dohan and Company had audited our financials statements for the fiscal years ended December 31, 2006 and 2005 and its reports for each of the two fiscal years were modified as to the uncertainty of our ability to continue as a going concern.  Except for this modification, the reports did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  There were no disagreements between Rival Technologies, Inc. and Dohan and Company on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of dismissal.

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 29, 2007, our board of directors appointed Douglas B. Thomas as a Director of Rival Technologies.  Robin J. Harvey resigned as a Director and as President of the company and the board of directors appointed Mr. Thomas as President and CEO.  Ms. Harvey will continue to be involved with Rival Technologies in an administrative capacity and she will supervise our regulatory filings.

Mr. Thomas has extensive oilfield experience which will be useful as we move to commercialize our recently patented TRU™ process and TRULITE™ synthetic crude oil.  He has worked on delivery of marketing initiatives of manufactured products.  He has introduced oilfield products to markets in North and South America, Russia, China and Australia.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibits

No.

Description

16

Letter of agreement from Dohan and Company, CPA’s, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/RIVAL TECHNOLOGIES, INC.

Date: September 5, 2007

By: /s/ Douglas B. Thomas

         Douglas B. Thomas, President